UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

HASBRO, INC.
(Name of Registrant as Specified in Its Charter)

ALTA FOX OPPORTUNITIES FUND, LP

ALTA FOX SPV 3, LP

ALTA FOX SPV 3.1, LP

ALTA FOX GENPAR, LP

ALTA FOX EQUITY, LLC

ALTA FOX CAPITAL MANAGEMENT, LLC

CONNOR HALEY

MARCELO FISCHER

RANI HUBLOU

CAROLYN JOHNSON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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ALTA FOX OPPORTUNITIES FUND, LP

April 26, 2022

Dear Fellow Shareholders:

Alta Fox Opportunities Fund, LP, a Delaware limited partnership (“Alta Fox Opportunities”), and the other participants in this solicitation (collectively, the “Alta Fox Group” or “we”) are significant shareholders of Hasbro, Inc., a Rhode Island corporation (“Hasbro” or the “Company”), who beneficially own, in the aggregate, 3,618,060 shares of common stock, $0.50 par value per share (the “Common Stock”), of the Company, constituting approximately 2.6% of the outstanding shares of Common Stock. We are seeking your support at the 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) to elect Alta Fox Opportunities’ three highly-qualified nominees to the Company’s Board of Directors (the “Board”).

Hasbro is a storied American company that possesses exceptional assets, loyal customers, passionate employees and truly special brands. However, Hasbro’s shares are worth less today than they were five years ago, were trading at a 52-week low as recently as March 31, 2022, and have underperformed the S&P 500 by more than 100% over the last five years. In our view, poor corporate governance and a deeply entrenched, intransigent Board, a flawed corporate structure, opaque disclosure practices, ineffective capital allocation, a poorly executed “Brand Blueprint” strategy, and weak alignment between current leadership and shareholders have caused Hasbro to become a chronic underperformer that trades at a significant discount to its intrinsic value. With a meaningfully reconstituted Board and properly incentivized management team, the Alta Fox Group believes the Company can rebuild trust with all stakeholders.

Following the recent expansion of the size of the Board, the Alta Fox Group believes the terms of thirteen directors currently serving on the Board will expire at the 2022 Annual Meeting. Through the attached proxy statement, we are soliciting proxies to elect not only our three nominees, but also the candidates who have been nominated by the Company other than Richard S. Stoddart, Edward M. Philip, and Lisa Gersh. Shareholders will, therefore, be able to vote for the total number of directors up for election at the 2022 Annual Meeting. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. Your vote to elect our three nominees will have the legal effect of replacing three incumbent directors with our nominees. If elected, our nominees will constitute a minority on the Board – accordingly, there can be no guarantee that our nominees will be able to implement the actions that they believe are necessary to unlock shareholder value. However, we believe the election of our nominees is an important step in enhancing long-term value at the Company and ensuring an appropriate valuation of the Common Stock.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today. The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the shareholders on or about April 26, 2022.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated GOLD proxy card or by voting at the 2022 Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC, which is assisting us, at its address and toll-free number listed below.

Thank you for your support,

/s/ Connor Haley

Alta Fox Opportunities Fund, LP
Connor Haley

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of the Alta Fox Group’s proxy materials, please contact Okapi Partners at the phone numbers or email address listed below.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Shareholders may call toll-free: (877) 629-6356

Banks and brokers call: (212) 297-0720

E-mail: info@okapipartners.com

2022 ANNUAL MEETING OF SHAREHOLDERS

OF

HASBRO, INC.
_________________________

PROXY STATEMENT
OF
ALTA FOX OPPORTUNITIES FUND, LP
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Alta Fox Opportunities Fund, LP, a Delaware limited partnership (“Alta Fox Opportunities”), and the other participants in this solicitation (collectively, the “Alta Fox Group” or “we”) are significant shareholders of Hasbro, Inc., a Rhode Island corporation (“HAS”, “Hasbro” or the “Company”), beneficially owning, in the aggregate, 3,618,060 shares of common stock, par value $0.50 per share (the “Common Stock”), of the Company, constituting approximately 2.6% of the outstanding shares of Common Stock. We believe that the Board of Directors of the Company (the “Board”) must be refreshed to ensure that the Board takes the necessary steps to maximize value for all of the Company’s shareholders. We have nominated three highly-qualified directors who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to unlock shareholder value at the Company. Accordingly, we are furnishing this proxy statement and accompanying GOLD proxy card to holders of Common Stock of HAS in connection with our solicitation of proxies in connection with the Company’s 2022 annual meeting of shareholders (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meeting of shareholders held in lieu thereof) (the “2022 Annual Meeting”). We are seeking your support at the 2022 Annual Meeting scheduled to be held virtually on June 8, 2022 at 9:00 a.m., Eastern Time, at www.cesonlineservices.com/has22_vm, for the following:

1.

To elect Alta Fox Opportunities’ three director nominees, Marcelo Fischer, Rani Hublou and Carolyn Johnson (each a “Nominee” and, collectively, the “Nominees”) to serve until the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”), and until their successors are duly elected and qualified, or until their earlier death, resignation or removal;

2.	To approve advisory vote on the compensation of the Company’s named executive officers;
3.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year; and
4.	To transact such other business as may properly come before the 2022 Annual Meeting.

This Proxy Statement and the enclosed GOLD proxy card are first being mailed to shareholders on or about April 26, 2022.

The 2022 Annual Meeting will be held exclusively online via a live webcast at www.cesonlineservices.com/has22_vm. According to the Company’s proxy statement, to participate in the virtual 2022 Annual Meeting, you will need to pre-register at least 48 hours prior to the 2022 Annual Meeting at www.cesonlineservices.com/has22_vm. There will not be a physical location for the 2022 Annual Meeting. Shareholders of record may vote at the virtual 2022 Annual Meeting or vote by proxy. Please see the “Virtual Meeting” section of this Proxy Statement for additional information.

The Board is currently composed of thirteen directors. Through this Proxy Statement, we are soliciting proxies to elect not only our three Nominees, but also the candidates who have been nominated by the Company other than Richard S. Stoddart, Edward M. Philip, and Lisa Gersh. This gives shareholders who wish to vote for our Nominees the ability to vote for all thirteen directorships up for election at the 2022 Annual Meeting. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. Your vote to elect our Nominees will have the legal effect of replacing three incumbent directors with our Nominees. If elected, our Nominees will constitute a minority on the Board and there can be no guarantee that our Nominees will be able to implement the actions that they believe are necessary to maximize shareholder value at the Company. However, we believe the election of our Nominees is a necessary step towards enhancing long-term value at the Company.

The Company has set the close of business on April 12, 2022 as the record date for determining shareholders entitled to notice of and to vote at the 2022 Annual Meeting (the “Record Date”). Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the 2022 Annual Meeting. Shareholders of record at the close of business on the Record Date will be entitled to vote at the 2022 Annual Meeting. According to the Company, as of the Record Date, there were 139,442,133 shares of Common Stock outstanding and entitled to vote at the 2022 Annual Meeting. The mailing address of the principal executive offices of the Company is 1027 Newport Avenue, Pawtucket, Rhode Island 02861.

As of the date hereof, Alta Fox Opportunities, Alta Fox SPV 3, LP, a Delaware limited partnership (“Alta Fox SPV 3”), Alta Fox SPV 3.1, LP, a Delaware limited partnership (“Alta Fox SPV 3.1”), Alta Fox GenPar, LP, a Delaware limited partnership (“Alta Fox GP”), Alta Fox Equity, LLC, a Delaware limited liability company (“Alta Fox Equity”), Alta Fox Capital Management, LLC, a Texas limited liability company (“Alta Fox Capital”), and Mr. Haley (collectively, “Alta Fox”), and each of the Nominees (each a “Participant” and, collectively, the “Participants”), collectively beneficially own 3,618,060 shares of Common Stock (the “Alta Fox Group Shares”). The Participants intend to vote the Alta Fox Group Shares FOR the election of the Nominees, AGAINST the approval of the non-binding advisory resolution on the compensation of the Company’s named executive officers and FOR the ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 25, 2022, as further described herein.

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.

THIS SOLICITATION IS BEING MADE BY ALTA FOX AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE 2022 ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH ALTA FOX IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE 2022 ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

ALTA FOX URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

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IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING, AND RETURNING THE ENCLOSED GOLD PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE 2022 ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE 2022 ANNUAL MEETING OR BY VOTING VIRTUALLY AT THE 2022 ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting—This Proxy Statement and our GOLD proxy card are available at

www.FreeTheWizards.com

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IMPORTANT

Your vote is important, no matter the number of shares of Common Stock you own. Alta Fox urges you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of the Nominees and in accordance with Alta Fox’s recommendations on the other proposals on the agenda for the 2022 Annual Meeting.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to Alta Fox, c/o Okapi Partners LLC (“Okapi”) in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions. As a beneficial owner, you may vote the shares virtually at the 2022 Annual Meeting only if you obtain a legal proxy from the broker or bank giving you the rights to vote the shares.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.
•	You may vote your shares virtually at the 2022 Annual Meeting. Even if you plan to attend the 2022 Annual Meeting, we recommend that you submit your GOLD proxy card by mail by the applicable deadline so that your vote will be counted if you later decide not to attend the 2022 Annual Meeting.

Due to ongoing delays in the postal system, we are encouraging stockholders to submit their proxies electronically (by Internet or by telephone) if possible. Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the Company’s proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our three Nominees only on our GOLD proxy card. So please make certain that the latest dated proxy card you return is the GOLD proxy card.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Alta Fox’s proxy materials, please contact Okapi at the phone numbers or email address listed below.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Shareholders may call toll-free: (877) 629-6356

Banks and brokers call: (212) 297-0720

E-mail: info@okapipartners.com

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BACKGROUND OF THE SOLICITATION

The following is a chronology of material events leading up to this proxy solicitation:

•	On October 27, 2021, representatives of Alta Fox reached out to Hasbro’s investor relations team, requesting a call to discuss the business.
•	On November 1, 2021, representatives of Alta Fox had a call with Debbie Hancock, the Company’s Head of Investor Relations, and Kristen Levy, a member of the investor relations team to discuss various aspects of the Company’s business. Specifically, Alta Fox inquired as to the Board’s views regarding a potential spin-off of WOTC as a way to unlock shareholder value. Mses. Hancock and Levy responded that the Company had no interest in spinning off WOTC given purported synergies with the Company’s other business units. The potential for scheduling a follow-up call was discussed.
•	On November 2, 2021, representatives from Hasbro’s investor relations team emailed Alta Fox representatives, providing availability for a follow-up call.
•	On November 3, 2021, representatives of Alta Fox had a call with Mses. Hancock and Levy. Prior to the call, Hasbro’s investor relations team had emailed Alta Fox the link to a Yahoo Finance interview with Chris Cocks that aired the same day. On the call, Alta Fox inquired as to whether there was a scenario where the Company’s strategy might be revisited by the new permanent CEO when found and re-emphasized the strategic merits for spinning off WOTC. Hasbro’s investor relations team responded that the Company’s strategy is under constant review.
•	On November 3, 2021, representatives from Hasbro’s investor relations team emailed Alta Fox representatives with follow-up answers to questions asked on the call.
•	On November 11, 2021, representatives from Alta Fox participated in a group call with Hasbro’s investor relations team and Mr. Cocks that was sponsored by Jefferies. On the call, Alta Fox (through Jefferies) asked Mr. Cocks about potential monetization of the secondary market in Magic: The Gathering. Mr. Cocks responded that WOTC does not participate in the secondary market.
•	On November 12, 2021, representatives from Hasbro’s investor relations team emailed Alta Fox representatives offering availability for an additional call.
•	On November 17, 2021, representatives of Alta Fox had a call with Mmes. Hancock and Levy. On the call, Alta Fox re-emphasized its belief regarding the strategic merits for spinning off WOTC.
•	On November 22, 2021, representatives from Hasbro’s investor relations team emailed Alta Fox representatives with follow-up answers to questions discussed on the November 17th call.
•	On December 3, 2021, representatives from Alta Fox emailed Hasbro’s interim Chief Executive Officer, Richard S. Stoddart, Chief Legal Officer, Tarrant Sibley, and Head of Investor Relations, Debbie Hancock, requesting a Zoom meeting with Hasbro’s Board to discuss Alta Fox’s concerns surrounding, what it believed to be, the Company’s (i) poor historical capital allocation decisions, (ii) lack of transparency with investors, (iii) mediocre valuation despite a variety of high-quality assets, and (iv) poor shareholder returns.

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•	On December 8, 2021, Ms. Hancock responded to schedule a call the same day between Alta Fox and Hasbro’s investor relations team only. Representatives of Alta Fox responded by again requesting a call with the Board, but offering to explain the concerns to Ms. Hancock during a meeting as well. A call took place later that day. After the call, Alta Fox again formally requested a meeting with the Board.
•	On December 9, 2021, Ms. Hancock provided availability for a meeting only with Hasbro’s CFO during the first week of January. Alta Fox responded, explaining that a call with the CFO was insufficient and requesting again to speak with the Board the following week.
•	On December 13, 2021, Ms. Hancock provided availability for a meeting with Hasbro’s CFO only, with availabilities starting December 17, 2021.
•	On December 17, 2021, representatives from Alta Fox spoke with Hasbro’s CFO, Deb Thomas. On the call the parties discussed, what Alta Fox believes to be, Hasbro’s poor historical capital allocation decisions and that such decisions were holding back Hasbro from achieving its full potential. Hasbro’s current capital allocation decisions were also discussed in detail, and Alta Fox took issue with Hasbro’s sprawling video game investments and what it saw as the Company’s lack of focus. Ms. Thomas insisted that the Company’s strategy was appropriate. Alta Fox also elaborated on its valuation case for a WOTC spin-off. Ms. Thomas would not engage in any discussion about WOTC’s potential value as a standalone entity. Alta Fox also detailed Hasbro’s significant share price underperformance in recent years. Ms. Thomas requested that Alta Fox share its supporting data. Following the conversation, Alta Fox shared shareholder return data and again requested a call with Hasbro’s Board.
•	On December 21, 2021, Ms. Thomas sent an email to Alta Fox, requesting that Alta Fox (i) share its valuation analysis previously discussed on December 17, 2021, and (ii) that it disclose the size of its ownership. Alta Fox responded by offering to give a 60-minute presentation to the Board on potential value creation opportunities for Hasbro.
•	On December 24, 2021, Ms. Thomas sent an email to Alta Fox offering a call with Mr. Stoddart on January 7, 2022. Alta Fox accepted the call, but, for the fifth time, requested a meeting with the Board to discuss its concerns regarding the Company.
•	On January 6, 2022, Alta Fox requested that Chris Cocks, Hasbro’s newly appointed CEO (to assume the role on February 25, 2022), join the call with Mr. Stoddart scheduled for January 7, 2022.
•	On January 7, 2022, Ms. Thomas responded that Mr. Cocks would be unable to join the call. Later that day, representatives from Alta Fox presented their concerns regarding the Company on the call with Mr. Stoddart and Mmes. Hancock and Thomas. Following the conversation, Alta Fox emailed Mr. Stoddart and Ms. Thomas asking, for a sixth time, to speak with the Board. Alta Fox also requested an indication from Hasbro as to whether the Company was prepared to work with Alta Fox to refresh the Board and explore a spin-off of WOTC. Alta Fox suggested that its legal counsel, Olshan Frome Wolosky LLP (“Olshan”) would engage with counsel for Hasbro regarding a cooperative framework that would include Board refreshment.

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•	On January 12, 2022, Ms. Thomas emailed Alta Fox offering a call with two members of the Board, Hope Cochran and Michael Burns, on either January 19th or 20th.
•	On January 20, 2022, Alta Fox presented its concerns regarding the Company on a call with Ms. Cochran and Messrs. Burns and Stoddart.
•	On January 21, 2022, Ms. Thomas sent an email to Alta Fox requesting that it disclose potential director candidates that it believed could add value to the Board.
•	On January 24, 2022, Alta Fox responded to Ms. Thomas’ request offering to disclose the identities of its potential director candidates in connection with discussions regarding a cooperative framework for Board refreshment.
•	On January 27, 2022, Ms. Thomas sent an email to Alta Fox claiming that Alta Fox had declined to share the presentation slides used during the calls with management and the Board, had not disclosed the size of its stake in the Company, and had declined to provide the names of its potential director candidates.
•	On January 30, 2022, Alta Fox responded to Ms. Thomas’ email by sending key presentation slides, and pointed out that it had previously shared the approximate size of its stake in the Company, including through HSR filings, and that the Board should be aware that Alta Fox was a significant shareholder of the Company. Alta Fox also repeated its preference to work collaboratively with the Company to refresh the Board rather than engage in a public proxy fight.
•	On February 2, 2022, Ms. Thomas sent an email to Alta Fox expressing that the Company disagreed with Alta Fox’s concerns, specifically claiming that there are significant strategic and financial benefits from the “Brand Blueprint” strategy. However no specifics were provided as to how these alleged benefits would drive per share value creation beyond what a spin-off would offer. Alta Fox suggested both sides find a framework for compromise. Hasbro suggested they would not consider proceeding unless Alta Fox revealed its potential Board nominees. Without an indication that Hasbro was genuine in trying to find a constructive solution, Alta Fox declined at this time to reveal its nominees.
•	On February 16, 2022, Alta Fox delivered a letter to the Company, in accordance with the requirements of the Company’s organizational documents, nominating Matthew Calkins, Jon Finkel, Mr. Fischer, Ms. Hublou, and Ms. Johnson for election to the Board at the Annual Meeting (the “Nomination Notice”).
•	On February 16, 2022, Alta Fox issued a press release and open letter to shareholders announcing the delivery of the Nomination Notice, as well as a 100-page shareholder presentation outlining a number of value-enhancing recommendations. In the letter, Alta Fox expressed its concerns with what it saw as Hasbro’s chronic underperformance, poor capital allocation, failed strategy, corporate governance shortcomings, and flawed corporate structure. Alta Fox also reiterated its willingness to resume a productive dialogue with the Company to find a mutually agreeable framework for refreshing a meaningful portion of the Board with new directors, including the Nominees.
•	Also on February 16, 2022, the Company issued a press release in response to Alta Fox’s Nomination Notice.
•	On February 25, 2022, Connor Haley, managing partner of Alta Fox Capital, sent a congratulatory email to Mr. Cocks regarding his appointment as CEO of the Company and expressed interest in speaking with him in an attempt find common ground regarding the future strategic direction of Hasbro.

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•	On February 28, 2022, Mr. Cocks responded that Hasbro’s investor relations team would reach out shortly to Alta Fox. No such outreach occurred.
•	On March 1, 2022, Alta Fox sent a shareholder list demand letter (the “Shareholder List Demand”) to the Company.
•	On March 7, 2022, Alta Fox issued a press release detailing a Q&A with its highly-qualified Nominees.
•	On March 10, 2022, Olshan reached out to Cravath, Swaine & Moore LLP (“Cravath”) to suggest that Alta Fox and the Company explore a negotiated settlement in lieu of a proxy fight.
•	On March 14, 2022 the Company’s financial advisors, Centerview Partners (“Centerview”) and J.P. Morgan (“J.P. Morgan”), reached out to Alta Fox requesting to discuss Olshan’s outreach.
•	Also on March 14, 2022, a call was held between Centerview, J.P. Morgan, Cravath, Olshan and representatives from Alta Fox. During the call, the Company’s advisors offered to appoint a new director identified by the Company to the Board and give Alta Fox public credit for the appointment. Alta Fox rejected the offer as insufficient.
•	On March 15, Centerview, J.P. Morgan, Cravath, Olshan and representatives from Alta Fox further discussed a potential settlement framework. Alta Fox suggested that the Company appoint two of the Nominees and form a capital allocation committee. For this purpose, Alta Fox offered to make a subset of Nominees available for interviews by the Board. The Company’s advisors accepted the offer to conduct interviews, which were scheduled for March 18, 2022, March 21, 2022 and March 22, 2022.
•	On March 18, 2022, Centerview, J.P. Morgan, Cravath and Olshan discussed the progress of discussions between Alta Fox and the Company.
•	On March 22, 2022, upon completion of the Company’s interviews with a subset of Nominees, following an advisors’ call, Olshan shared a draft term sheet for a potential cooperation agreement to Centerview, J.P. Morgan, and Cravath. The suggested terms included the appointment of two Nominees and one new director identified by the Company to the Board, the formation of a capital allocation and strategy committee, and the undertaking of a study of the Company’s executive compensation policies.
•	On March 22, 2022, Mr. Haley emailed Mr. Cocks providing his perspective on the March 22 Alta Fox proposal and suggested a one-on-one conversation between principles to avoid a distracting proxy fight and find common ground. There was no immediate response.

•	On March 23, 2022, Centerview, J.P. Morgan, Cravath, Olshan and representatives from Alta Fox discussed the Company’s initial response to the draft term sheet.
•	On March 24, 2022, Centerview, J.P. Morgan, Cravath and Olshan discussed Alta Fox’s settlement proposal. During these discussions, the Company’s advisors again suggested the addition of just one new director identified by the Company to the Board, but publicly credited to its engagement with Alta Fox, in addition to certain other commitments, including improved disclosure practices and availability for Alta Fox to speak with Mr. Cocks on a quarterly basis. Olshan communicated to the Company’s advisors that Alta Fox would not agree to a settlement that did not include the appointment of any Nominees to the Board, but that it would consider a framework adding just one Nominee and one new director identified by the Company, but only if the Board would also agree to the formation of a capital allocation committee of the Board.

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•	On March 25, 2022, Centerview, J.P. Morgan, Cravath and Olshan discussed Alta Fox’s latest settlement proposal. The Company’s advisors suggested the addition of two new directors to the Board, both identified by the Company, but publicly credited to its engagement with Alta Fox, in addition to improved disclosure practices and availability for Alta Fox to speak with Mr. Cocks on a quarterly basis. Olshan reiterated that Alta Fox would not agree to a settlement that did not include (i) at least one of the Nominees being appointed to the Board, and (ii) the formation of a capital allocation committee of the Board.
•	On March 27, 2022, Mr. Cocks reached out directly to Mr. Haley to schedule a call. Messrs. Cocks and Haley had a brief conversation, during which Mr. Cocks reiterated that the Board would not consider appointing any Nominee to the Board nor forming a capital allocation committee of the Board.
•	On April 4, 2022, the Company filed its preliminary proxy statement in connection with the 2022 Annual Meeting.
•	Also on April 4, 2022, the Company delivered two letters to shareholders and issued two press releases in connection with the filing of its preliminary proxy statement and the announcement that, effective April 1, 2022, the size of the Board would be increased from eleven (11) to thirteen (13) members and two new directors Elizabeth Hamren and Blake Jorgensen, joined the Board.
•	On April 5, 2022, the Alta Fox Group filed a preliminary proxy statement.
•	On April 13, 2022, the Alta Fox Group filed a revised preliminary proxy statement.
•	On April 25, 2022, the Company filed its definitive proxy statement in connection with the 2022 Annual Meeting.

•	On April 26, 2022, the Alta Fox Group notified the Company of its withdrawal of the nomination of Matthew Calkins and Jon Finkel for election to the Board at the Annual Meeting.

•	On April 26, 2022, the Alta Fox Group filed this definitive proxy statement.

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REASONS FOR THE SOLICITATION

Alta Fox is collectively a top 10 shareholder of Hasbro, with beneficial ownership of approximately 2.6% of the Company's outstanding shares and an unwavering commitment to creating long-term value for all fellow stakeholders. We have spent considerable time analyzing Hasbro's business segments, strategy, capital allocation decisions, executive compensation, corporate governance and historical performance. Our extensive research has led us to conclude that the Company is a chronic underperformer that trades at a significant discount to its intrinsic value due to poor corporate governance and an entrenched Board, flawed corporate structure, opaque disclosure practices, ineffective capital allocation, a poorly executed “Brand Blueprint” strategy and weak alignment between current leadership and shareholders. We believe the common thread through Hasbro's many years of stagnation has been its arrogant, insular and ineffective Board.

Alta Fox has spent the last several months trying to compromise with the Board and collaborate on a viable director refresh. We have initiated numerous interactions with the Company and its advisors and even made a subset of our Nominees available for interviews with the Board. We have put forth constructive ideas and pushed the Board to recognize its long-term failure to deliver satisfactory returns for shareholders, and to be open-minded about ways to generate shareholder value. We have insisted that any refresh of the Board must reflect shareholder perspectives and include shareholder nominees. Unfortunately, we have found the Board to be deeply entrenched, insular and in denial about the Company’s underperformance.

Hasbro’s shares are worth less today than they were five years ago, were trading at a 52-week low as recently as March 31, 2022 and have underperformed the S&P 500 by more than 100% over the last five years. In our view, the Company is run like a private family enterprise: nearly all the Company’s non-executive directors were chosen while Alan Hassenfeld remained Chairman of the Executive Committee, and the Board has failed to hold key, long-tenured executives accountable for poor performance, disclosure and investor communication. We believe this group of leaders has not just failed Hasbro’s shareholders for many years, as evidenced by the Company’s long-term share price underperformance, but also acted irrationally when recently rejecting an opportunity to surround first-time Chief Executive Officer Chris Cocks with a credibly refreshed, truly independent Board at the outset of his tenure. In our view, given the Company’s spectacular underperformance, the incumbent directors have not earned the right to disregard shareholder input on Board composition, and we believe shareholders will see through the recently announced defensive and reactionary Board refresh and what appears to be the Company’s empty commitment to “decrease the size of the Board within the next 12 to 24 months” following the 2022 Annual Meeting. We believe shareholders deserve better.

Due to what we view as the current Board’s intransigence, we are proceeding with our campaign to elect three highly-qualified and independent director candidates at the Company’s upcoming 2022 Annual Meeting. We believe we have a well-rounded slate of value creators with corporate governance acumen, capital allocation expertise, strategic planning knowhow and transformation experience – all skills that can help address what appear to be the glaring deficiencies of the current Board. It is important to stress that our slate is collaborative, open-minded and focused on creating lasting value. We view this as the right time to meaningfully refresh the Board, especially given the recent Board expansion, with innovative, shareholder-nominated directors whose fresh perspectives can help reverse Hasbro’s chronic underperformance.

THE BOARD HAS PRESIDED OVER LONG-TERM FINANCIAL UNDERPERFORMANCE

Under the current Board, Hasbro's shares have underperformed the broader market and relevant indices (including the Company’s own benchmark) over nearly every relevant time period. This is the case despite operating in a strong bull market fueled by unprecedented stimulus and historically low interest rates.

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Source: Bloomberg. HAS, S&P 500, and Russell 1000 Consumer Discretionary returns assume dividends are reinvested. Data through 3/31/22.

We believe the Company also trades at a punishing discount to its intrinsic value due to a structural misperception in the market. We attribute this underperformance to the Board’s exceptionally poor capital allocation, lack of focus on value creation and deficient investor disclosure and communication – all of which have allowed Hasbro’s peers to outperform the Company while it has lost important market share.

WE ARE CONCERNED THE BOARD REMAINS WED TO AN INEFFECTIVE, POORLY EXECUTED STRATEGY

Based on our evaluation of the Company's shareholder returns, the "Brand Blueprint" strategy has failed to deliver acceptable results. The strategy’s failure is punctuated by what appear to be ill-advised acquisitions, haphazard execution and poor disclosure practices that have hindered the market from properly valuing the Company. Hasbro has indicated that it continues to see strategic and financial benefits from the “Brand Blueprint” strategy, despite underperforming the S&P 500 by more than 170% since its inception in 2010 and by approximately 100% over the last five years.

In our view, Hasbro’s most recent earnings conference call and 2022 outlook serve as further validation that the “Brand Blueprint” strategy is failing shareholders and eroding Hasbro’s market position. Management recently told investors it expects revenue to grow at a low-single-digit rate with no EBITDA growth in 2022. This disappointing outlook that failed to meet investors’ expectations came in stark contrast to Mattel’s 2022 guidance, which included high-single-digit revenue growth and double-digit EBITDA growth, significantly above investors’ expectations. We believe speculative and ultimately wasteful spending on non-core initiatives linked to the “Brand Blueprint” strategy continues to fail to drive meaningful profitable growth, while resulting in a concerning loss of market share for Hasbro’s brands.

It seems the Board has attempted to use COVID-19 as a cover for recent shortcomings and long-term lapses. However, the ability of direct competitors to post better results in an equally challenging climate suggests the Board’s excuse is insufficient. Moreover, many of our core governance concerns – particularly regarding excessive executive compensation, lack of proper alignment and the need for truly independent voices with fresh perspectives in the boardroom – have nothing to do with the pandemic.

WE BELIEVE THE BOARD HAS OVERSEEN POOR CAPITAL ALLOCATION
AND M&A DECISIONS

We believe the Company has suffered due to the Board's lack of financial discipline on major capital allocation decisions, including acquisitions. In our view, the defining moment of the “Brand Blueprint” era occurred in 2019, when Hasbro announced the acquisition of Entertainment One (“eOne”) for $4.6 billion, a 30% premium to eOne’s all-time-high share price and approximately 18x its trailing twelve months EBITDA. This deal diluted Hasbro’s shareholders, added a substantial amount of debt to the balance sheet, complicated the investor narrative and destroyed significant value. Hasbro’s shares declined 9% the day of the deal announcement and remain dramatically lower than pre-acquisition levels today. In our view, paying such a premium for a non-core transformative acquisition with a highly uncertain outcome that further complicates the investor narrative was an unforgivable misstep regardless of economic climate.

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We believe Hasbro has also wasted significant shareholder capital in its core Consumer toys and boardgame business. Despite pouring more than $5 billion of shareholder capital into Hasbro’s Consumer business, the segment has significantly underperformed Mattel over the last four years. We estimate that Hasbro’s Consumer revenue has declined at an annualized rate of low-single-digits since 2017, while Mattel’s has increased by an annualized rate of 3% since 2017. More recently, in January 2022, Mattel announced that it had won the Disney Princess/Frozen license from Hasbro, which likely represents hundreds of millions in lost revenues for Hasbro when the contract shifts hands in 2023.

Our research further indicates that Hasbro’s Consumer segment has failed to show sustained revenue & profitability growth for more than a decade. This is in stark contrast to the Company’s self-affirmation regarding the success of its “Brand Blueprint” strategy.

Hasbro has, in our view, similarly wasted capital with poor investments in its Wizards of the Coast business by pursuing non-core initiatives. In 2017, Hasbro had Wizards of the Coast develop a Transformers card game. The game failed to meet expectations and was shut down in 2020. In 2021, Wizards of the Coast released a video game, D&D Dark Alliance. This game similarly failed to meet expectations and based on management’s Q2 2021 commentary on its earnings call, was not anticipated to have any material effect on Wizards of the Coast's results. Finally, despite the latest test of the G.I. Joe Intellectual Property (“IP”) failing at the box office in 2021, Hasbro is utilizing significant Wizards of the Coast resources to double down on the tired franchise in building an AAA G.I. Joe video game. We find it alarming that Hasbro’s Board is “allowing” Wizards of the Coast to invest such a meaningful portion of its R&D budget into an IP that we believe consumers have little appetite for, particularly given what appear to be very attractive reinvestment opportunities within Wizards of the Coast's core franchises.

WE ARE CONCERNED THAT THE CURRENT BOARD LACKS RELEVANT EXPERIENCE, SHAREHOLDER PERSPECTIVES, AND SKILLSETS TO SUPPORT ITS NEW CEO

Based on our evaluation of the current Board’s experience and track record, we see significant issues today:

•	Insufficient capital allocation expertise.

•

Significant complacency and lack of alignment with shareholders. We note that none of the current Board members have ever purchased shares of Hasbro's common stock. Moreover, Board compensation is well in excess of both peers and even other companies that are many multiples of Hasbro’s size. We believe this complacency has led to some Board members staying on the Board for decades with little connection to shareholders and a failure to align executive interests and compensation with the success of shareholders. In our view, there is no impetus to change – in fact, there is strong resistance to change.

•	Concerning history of underperformance, value destruction and governance failures at other companies. Several directors’ histories of underperformance and value destruction at other companies, which we have discovered during our diligence, provide us with concerns regarding their ability to create value at Hasbro.

•	Lack of objectivity. Until the Company’s recent defensive Board refresh, all of the independent directors were nominated when Mr. Hassenfeld was Chairman of the Company’s Executive Committee, leading us to conclude that they lack the objectivity necessary to properly evaluate the Company's historical performance and strategy. We believe the Company has a history of making decisions that prioritized the Hassenfeld family’s desire to maintain its influence at Hasbro over the interests of shareholders, including its rejection of Mattel’s unsolicited offer to acquire the Company at a 73% premium.

In our view, having the same private family company culture behind a new CEO will not allow the necessary improvements to be made at Hasbro. In stark contrast, we believe our Nominees have the requisite independence and experience to help ensure Mr. Cocks succeeds in his new role.

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WE BELIEVE QUALIFIED, SHAREHOLDER-DESIGNATED DIRECTORS
CAN HELP REPAIR HASBRO

In our view, shareholder-driven change is urgently needed in the boardroom to turn around Hasbro's long-term underperformance and private family company culture. We believe our three highly qualified, independent Nominees collectively possess the right corporate governance expertise, retail and consumer experience, strategic planning and transformation backgrounds and transaction skills to help drive improvements at Hasbro at this critical juncture. Our Nominees are:

Marcelo Fischer

Marcelo Fischer possesses strong experience in the areas of capital allocation, corporate finance, strategic transactions and the consumer and technology sectors. He is currently the Chief Financial Officer of IDT Corporation (“IDT”) (NYSE: IDT), a multinational provider of cloud communications and financial services, and has also served as the Chief Financial Officer of IDT Telecom since June 2007. At IDT, Mr. Fischer continues to play a key role in unlocking shareholder value through several successful spinoffs. Mr. Fischer also held a number of other roles during his tenure at IDT, including Senior Vice President–Finance (IDT’s principal financial officer position) from October 2011 to June 2019, as well as Senior Vice President of Finance, Chief Financial Officer and Treasurer, Controller and as Chief Accounting Officer. Prior to IDT, Mr. Fischer was the Corporate Controller of Viatel, Inc. (formerly NASDAQ: VYTL), a telecommunications company. Earlier in his career, Mr. Fischer served as Controller of the Consumer International Division of Revlon, Inc (NYSE: REV), a cosmetics company, held various finance and accounting positions at Colgate-Palmolive Company (NYSE: CL), a consumer products company, and served as an Auditor at Deloitte Touche Tohmatsu Limited, a professional services firm. Mr. Fischer is a Certified Public Accountant (inactive). Mr. Fischer received a B.A. in Economics from the University of Maryland and an M.B.A. in Finance from the New York University Stern School of Business.

Rani Hublou

Rani Hublou is a proven corporate leader with a strong background in strategic planning, product innovation and marketing. She is currently a Principal at Incline Strategies, LLC. Her prior leadership roles include serving as Chief Marketing Officer of 8x8, Inc. (NASDAQ: EGHT), Chief Product Officer at Comprehend Systems, Inc., Chief Marketing Officer and Sales Executive at PSS Systems, Inc. (acquired by International Business Machines (NASDAQ: IBM)), and Senior Vice President of Product and Solution Marketing at BEA Systems, Inc. (formerly, NASDAQ: BEAS, acquired by Oracle Corporation (NYSE: ORCL)). She was previously an Associate at McKinsey & Company, Inc., a leading management consulting firm. Ms. Hublou has been a member of the board of directors of Tecsys Inc. (TSX: TCS), a software company, since 2020. She received an M.S. and a B.S. in Industrial Engineering from Stanford University.

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Carolyn Johnson

Carolyn Johnson has a valuable background in corporate governance, consumer engagement, organizational transformations and strategic planning. Most recently, Ms. Johnson was the Chief Transformation Officer of American International Group, Inc. (NYSE: AIG), an international insurance organization. Previously, she held the position of Chief Executive Officer of Annuities and Individual Life at Voya Financial, Inc. (NYSE: VOYA), an insurance company. She previously served on the boards of directors of Majesco, LLC (formerly NASDAQ: MJCO) and the Secure Retirement Institute and Insured Retirement Institute. She received a B.S. in Business Administration with a focus in Finance from California State University, Los Angeles and completed the Finance for Senior Executives course at Harvard Business School.

Conclusion:

With a reconstituted Board and properly incentivized management team, we see a clear path for significantly increasing the value of Hasbro and enabling the Company to rebuild trust with all its stakeholders. We believe that an adequately refreshed Board can unlock superior value for all stakeholders by:

•	Restructuring executive compensation to be more aligned with financial performance and shareholder value creation.

•	Implementing a disciplined capital allocation policy with a focus on clear and transparent financial hurdles in order to ensure accountability.

•	Prioritizing reinvestment in core franchises such as Magic: The Gathering and Dungeons & Dragons, while reducing speculative bets on non-core video game franchises in hyper-competitive categories.

•	Improving disclosure practices and investor communication to regain institutional trust and justify a fair valuation for all of Hasbro.

•	Simplifying and improving the corporate structure, including a potential financial or operational spinoff of the Wizards of the Coast segment – which has a completely different growth, margin and valuation profile than the Consumer Products and Entertainment segments – to allow the Wizards of the Coast, Consumer Products and Entertainment segments to thrive with the right capital allocation plan and operating.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of thirteen directors, each with a term expiring at the 2022 Annual Meeting. Alta Fox Opportunities has nominated three independent, highly-qualified Nominees for election to the Board to replace three incumbent directors. If all three Nominees are elected, they will still represent a minority of the members of the Board and there can be no guarantee that the Nominees will be able to implement the actions that they believe are necessary to unlock shareholder value. However, we believe the election of our Nominees is an important step in the right direction for igniting the Company’s otherwise stagnant performance. There is no assurance that any incumbent director will serve as a director if our Nominees are elected to the Board.

This Proxy Statement is soliciting proxies to elect not only our three Nominees, but also the candidates who have been nominated by the Company other than Richard S. Stoddart, Edward M. Philip, and Lisa Gersh. This gives shareholders who wish to vote for our Nominees the ability to vote for a full slate of thirteen nominees in total. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Nominees. All of the Nominees are citizens of the United States. Marcelo Fischer is also a citizen of Brazil.

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Marcelo Fischer, age 54, is the Chief Financial Officer of IDT Corporation (“IDT”) (NYSE: IDT), a multinational provider of cloud communications and financial services, since June 2019, and has also served as the Chief Financial Officer of IDT Telecom, since June 2007. At IDT, Mr. Fischer continues to play a key role in unlocking shareholder value through several successful spinoffs. Mr. Fischer also held a number of other roles during his tenure at IDT, including Senior Vice President–Finance (IDT’s principal financial officer position) from October 2011 to June 2019, as well as Senior Vice President of Finance, Chief Financial Officer and Treasurer, Controller and as Chief Accounting Officer. Prior to IDT, Mr. Fischer was the Corporate Controller of Viatel, Inc. (formerly NASDAQ: VYTL), a telecommunications company. Earlier in his career, Mr. Fischer served as Controller of the Consumer International Division of Revlon, Inc (NYSE: REV), a cosmetics company, held various finance and accounting positions at Colgate-Palmolive Company (NYSE: CL), a consumer products company, and served as an Auditor at Deloitte Touche Tohmatsu Limited, a professional services firm. Mr. Fischer is a Certified Public Accountant (inactive). Mr. Fischer received a B.A. in Economics from the University of Maryland and an M.B.A. in Finance from the New York University Stern School of Business.

We believe that Mr. Fischer’s service in executive leadership positions, deep accounting and financial expertise and unique spin-off execution experience, would make him a valuable addition to the Board.

Rani Hublou, age 57, is a Principal at Incline Strategies, LLC, a management consulting firm, since 2004. Ms. Hublou served as Chief Marketing Officer of 8x8, Inc. (NASDAQ: EGHT), a software service provider, from May 2017 to February 2019, Chief Product Officer at Comprehend Systems, Inc., a software service provider, from 2014 to May 2017, Chief Marketing Officer and Sales Executive at PSS Systems, Inc. (acquired by International Business Machines (NASDAQ: IBM)), a software company, from 2008 to 2014, and also previously served as Senior Vice President of Product and Solution Marketing at BEA Systems, Inc. (formerly, NASDAQ: BEAS, acquired by Oracle Corporation (NYSE: ORCL)), a software company, Chief Product and Marketing Officer at BroadVision Inc. (formerly, NASDAQ: BVSN), a software company, Co-Founder and Chief Product and Chief Marketing Officer at Icarian Inc. (acquired by Workstream Inc.), a software service provider, and as an Associate at McKinsey & Company, Inc., a management consulting firm. Ms. Hublou is a member of the board of directors of Tecsys Inc. (OTCMKTS: TCYSF), a software company, since September 2020. Ms. Hublou previously served as a member of the board of directors of PIVOTAL, a nonprofit dedicated to improving educational and life outcomes for foster youth. Ms. Hublou received an M.S. and a B.S. in Industrial Engineering from Stanford University.

We believe that Ms. Hublou’s extensive experience serving in executive leadership positions, coupled with her management consulting, product and marketing expertise, makes her well qualified to serve on the Board.

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Carolyn Johnson, age 61, has been performing consulting and advisory work since January 2020. From May 2019 to January 2020, Ms. Johnson was the Chief Transformation Officer of American International Group, Inc. (NYSE: AIG), an international insurance organization. Previously, Ms. Johnson held the position of Chief Executive Officer of Annuities and Individual Life at Voya Financial, Inc. (NYSE: VOYA), an insurance company, from September 2016 to April 2019 and President of Annuities and Tax Exempt Retirement Businesses, from 2014 to 2016. Prior to that, Ms. Johnson served as Executive Vice President and Chief Operating Officer of Protective Life Corporation (“Protective”), a company specializing in life and specialty insurance and investment products. Earlier in her career, Ms. Johnson held leadership roles in business, operations and marketing with Bankers Life & Casualty Co. and several Transamerica/AEGON subsidiaries, including Western Reserve Life Assurance Co. of Ohio, Transamerica Occidental Life, Idex Investor Services, Inc., and Aegon Alliances, Inc. Ms. Johnson has been a member of the board of directors of Kuvare Insurance Services LLC, an insurance and reinsurance platform, since June 2021. Ms. Johnson previously served on the board of directors of Majesco, LLC (formerly NASDAQ: MJCO), an insurance software company, from September 2019 to September 2020, as well as the Secure Retirement Institute and Insured Retirement Institute. Ms. Johnson was the Vice Chair of the Secure Retirement Institute and the Vice Chair of the Financial Literacy Committee. She also served on the American Council of Life Insurers CEO Steering Committee on Consumer Issues. Ms. Johnson was previously also a member of the boards of directors of The Mark Twain House & Museum, a literary museum, Secure Retirement Institute, a retirement education organization, Insured Retirement Institute, the leading association for the supply chain of insured retirement strategies, the Alabama Chapter of the American Red Cross, a non-profit humanitarian organization, Leadership Alabama, a networking organization, Birmingham Civil Rights Institute, a cultural and educational research center, and LL Global, a nonprofit civic organization. Ms. Johnson received a B.S. in Business Administration with a focus in Finance from California State University, Los Angeles and completed the Finance for Senior Executives course at Harvard Business School.

We believe that Ms. Johnson’s extensive experience serving in various executive positions and on public and private boards of directors, coupled with her insurance expertise, makes her well qualified to serve on the Board.

The principal business address of Mr. Fischer is 520 Broad Street, Newark, NJ 07102. The principal business address of Ms. Hublou is 107 Kennedy Ct., Los Gatos, CA 95032. The principal business address of Ms. Johnson is 3857 Tayside Ct., Timnath, CO 80547.

As of the date hereof, Mr. Fischer directly beneficially owns 5,327 shares of Common Stock, Ms. Johnson directly beneficially owns 500 shares of Common Stock and Ms. Hublou directly beneficially owns 100 shares of Common Stock. The shares of Common Stock purchased by Mr. Fischer and Mmes. Hublou and Johnson were purchased with personal funds. For information regarding transactions in securities of the Company during the past two years by the Nominees, please see Schedule I.

Alta Fox believes that each Nominee presently is, and if elected as a director of the Company, each of the Nominees would qualify as, an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition, including Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, no director of a NASDAQ-listed company qualifies as “independent” under the NASDAQ listing standards unless the board of directors of such company affirmatively determines that such director is independent under such standards. Accordingly, if the Nominees are elected, the determination of each Nominee’s independence under the NASDAQ listing standards ultimately rests with the judgment and discretion of the Board. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

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The Participants have entered into a Group Agreement (the “Group Agreement”) pursuant to which, among other things, the parties agreed (a) to solicit proxies for the election of the Nominees at the 2022 Annual Meeting, (b) to provide notice to Alta Fox Opportunities’ counsel within 24 hours of any purchases or sales of securities of the Company by such parties or increases or decreases of such parties’ beneficial ownership of securities of the Company, and (c) that Alta Fox would bear all expenses incurred in connection with the Participants’ activities, including approved expenses incurred by any of the parties in connection with the Solicitation (as defined below).

Alta Fox Capital has entered into letter agreements (the “Indemnification Agreements”) with each of the Nominees pursuant to which it and its affiliates agreed to indemnify each of the Nominees against claims arising from the solicitation of proxies from the Company’s shareholders in connection with the 2022 Annual Meeting and any related transactions (the “Solicitation”).

Each of the Nominees has granted Mr. Haley powers of attorney to execute certain SEC filings and other documents in connection with the Solicitation.

Other than as stated herein, there are no arrangements or understandings between or among any members of Alta Fox or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the 2022 Annual Meeting. None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

We do not expect that any of Nominees will be unable to stand for election, but, in the event that any of the Nominees is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed GOLD proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of the Nominees, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominee(s) in accordance with the Bylaws and shares of Common Stock represented by the enclosed GOLD proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the 2022 Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Alta Fox that any attempt to increase the size of the current Board or to classify the Board, constitutes an unlawful manipulation of the Company’s corporate machinery.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD

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PROPOSAL NO. 2

SHAREHOLDER ADVISORY VOTE ON COMPENSATION FOR NAMED EXECUTIVE OFFICERS

As discussed in further detail in the Company’s proxy statement, the Company is seeking shareholder approval for the compensation of the Company’s Named Executive Officers, as such compensation is described under the headings “Compensation Discussion and Analysis” and “Executive Compensation” in the Company’s proxy statement. Accordingly, the Company is asking shareholders to vote on the following advisory resolution:

“RESOLVED, that the shareholders of Hasbro, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as such compensation is disclosed pursuant to the rules of the Securities and Exchange Commission in the Company’s Proxy Statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation.”

We urge shareholders to vote AGAINST the “say-on-pay” proposal due to our concerns that the Company’s executive compensation program is not properly structured to pay for performance. As discussed below, we believe that the Board has shown repeatedly that it is willing to (i) pay executives excessive compensation despite prolonged underperformance, (ii) set inadequately low performance targets for management bonuses and (iii) employ performance metrics for executive bonuses that are not tied to shareholder returns. That is why we recommend that shareholders send a message to the Company and demand that executive performance be more closely aligned with shareholder returns by voting AGAINST Hasbro’s “say-on-pay” proposal.

In recent years, management and the Board have been paid handsomely despite dismal shareholder returns. Specifically, management and the Board have collectively received over $215,000,000 in compensation over the last five years, while shareholders have suffered negligible cumulative returns on their Hasbro investment as the stock has underperformed the S&P by an astonishing 100%. Despite the Company’s underperformance (or perhaps in tacit recognition thereof), in 2021 the Board cut management performance targets for every material annual and 3-year rolling metric. In terms of annual target changes, revenue was lowered by 5% and EBIT margin was lowered by 100 basis points, while free cash flow was lowered by 4%. For rolling 3-year targets, revenue was lowered by 8%, EPS was lowered by 18%, and ROIC was lowered 80bps. We believe that shareholders should be deeply concerned that the Board has increased executive compensation and lowered performance hurdles while the Company significantly underperformed.

Unfortunately, this is not the first time that the Board has drastically cut management compensation targets. In 2019, 2015, 2013, and 2012, the Board, whose ranks then included many of the directors still serving today, cut annual and/or long-term performance targets. In fact, following the cuts in 2012 and 2013 to both annual and long-term management targets, shareholders voted down Hasbro’s say-on-pay proposal at the 2014 annual meeting of shareholders, which received only 46% of the votes cast (after receiving the support of only 64% in 2013). Then again in 2019, all of management’s annual targets were meaningfully cut: revenue was lowered by 10%, EBIT margins were lowered by 190 basis points, and free cash flow was lowered by 13%.

To put in perspective how far the Board has lowered the bar for management, when subtracting eOne’s inorganic revenue contribution from Hasbro’s 2021 annual revenue target, the adjusted revenue target was 11% lower than Hasbro’s 2017 revenue target. Moreover, target EBIT margins were 220 basis points lower than the 2017 EBIT margin target. Alarmingly, CEO compensation for Hasbro was 100% higher in 2021 than it was in 2017, despite these material annual performance targets being significantly below their 2017 levels. On a related note, with regard to eOne and executive compensation at Hasbro, we find it equally as alarming that the CEO of eOne was awarded $12,000,000 in entirely time-based equity grants following the completion of the acquisition.

It is not just the level of the targets that we find flawed. Apart from EPS growth, Hasbro’s executive compensation metrics (revenue, EBIT margin, FCF, ROIC) have little to do with creating shareholder value and are easily manipulated in our view. Hasbro has made numerous acquisitions and has reclassified segments on multiple occasions over the last 10 years and the company has made it extremely difficult, perhaps deliberately so, to assess true performance. Accordingly, it is especially relevant that executive compensation is tied to metrics that cannot be manipulated and ensure that management and the Board are aligned with shareholders, such as total shareholder return.

We are not alone in our concern regarding the Board’s ability to set appropriate compensation targets for management. In connection with the Company’s 2021 annual meeting of shareholders (the “2021 Annual Meeting”), Institutional Shareholder Services recommended that shareholders vote FOR the company’s say-on-pay proposal “with caution”, citing the award to the eOne CEO mentioned above as well as Hasbro’s “temporary move to a primarily time-based equity award program in 2021.” At the 2021 Annual Meeting, the say-on-pay proposal received the support of only 81% of the votes.

Similar to 2014, we believe that Hasbro’s shareholders must send a strong message to the Company that the apparent lack of alignment between the Board, management and shareholders due to the Company’s executive compensation program will no longer be tolerated.

We are also concerned by the gender disparity when it comes to compensation and bonuses paid to male and female executives. Based on the Company’s UK gender pay gap disclosure it appears that most of the Company’s top earners in that region are males. Even more troubling, it also appears that, in 2021, on average, males in the UK received bonuses that were nearly 50% larger than their female colleagues, while average male compensation was nearly 15% higher than their female colleagues.1 While we cannot be certain this relationship similarly exists in the US and elsewhere, when examining Hasbro’s top earners in 2021 as disclosed in Hasbro’s preliminary 2021 proxy statement, it appears that six out of seven are male and that female compensation is 31% below average male compensation. We do not endorse compensation practices that lead to such divergent results and question why this gap exists to begin with.

As discussed in the Company’s proxy statement, although the vote is non-binding, the Board and the Compensation Committee of the Board will carefully consider the results of this vote in connection with their ongoing evaluation, and establishment, of the Company’s compensation arrangements and programs for the Company’s Named Executive Officers.

FOR THESE REASONS, AMONG OTHERS, WE RECOMMEND A VOTE “AGAINST” THE SAY-ON-PAY PROPOSAL AND INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL.

1 https://www.hasbro.com/common/documents/430E4F3F6BFD10148A8EF35124427085/2D03EDCD829E4952AC9B91F90CB9B10B.p\df

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PROPOSAL NO. 3

PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2022 FISCAL YEAR

As discussed in further detail in the Company’s proxy statement, the Board is submitting the selection of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2022 to the shareholders for their ratification. Additional information regarding this proposal is contained in the Company’s proxy statement.

As disclosed in the Company’s proxy statement, the failure by the shareholders to ratify the selection of the independent registered public accounting firm made by the Audit Committee will not require the Audit Committee to alter its decision. Similarly, ratification of the selection of KPMG LLP as the independent registered public accounting firm does not limit the Audit Committee’s ability to change this selection in the future if it deems appropriate.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

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VOTING AND PROXY PROCEDURES

Shareholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the 2022 Annual Meeting. Only shareholders of record on the Record Date will be entitled to notice of and to vote at the 2022 Annual Meeting. Shareholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Shareholders of record on the Record Date will retain their voting rights in connection with the 2022 Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, Alta Fox believes that the only outstanding class of securities of the Company entitled to vote at the 2022 Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed GOLD proxy cards will be voted at the 2022 Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, AGAINST the approval of the non-binding advisory resolution on the compensation of the Company’s named executive officers, FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2022, and in the discretion of the persons named as proxies on all other matters as may properly come before the 2022 Annual Meeting, as described herein.

According to the Company’s proxy statement for the 2022 Annual Meeting, the current Board intends to nominate thirteen candidates for election at the 2022 Annual Meeting. This Proxy Statement is soliciting proxies to elect our Nominees as directors in opposition to three of the incumbent directors. Shareholders who vote on the enclosed GOLD proxy card will also have the opportunity to vote for the candidates who have been nominated by the Company other than Richard S. Stoddart, Edward M. Philip, and Lisa Gersh. Shareholders will therefore be able to vote for the total number of directors up for election at the 2022 Annual Meeting. Under applicable proxy rules we are required either to solicit proxies only for our Nominees, which could result in limiting the ability of shareholders to fully exercise their voting rights with respect to the Company’s nominees, or to solicit for our Nominees while also allowing shareholders to vote for fewer than all of the Company’s nominees, which enables a shareholder who desires to vote for our Nominees to also vote for certain of the Company’s nominees. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. In the event that some of the Nominees are elected, there can be no assurance that the Company nominee(s) who get the most votes and are elected to the Board will choose to serve as on the Board with the Nominees who are elected.

VIRTUAL MEETING

The Company has disclosed that the 2022 Annual Meeting will be held exclusively online via a live webcast at www.cesonlineservices.com/has22_vm. You will not be able to attend the 2022 Annual Meeting in person at a physical location. You are entitled to participate in the 2022 Annual Meeting if you are a shareholder of record as of the close of business on the Record Date or hold a legal proxy for the meeting provided by your broker, bank or other nominee.

To participate in the virtual 2022 Annual Meeting, you will need to pre-register in advance. According to the Company’s proxy statement, in order to attend the 2022 Annual Meeting virtually, you must pre-register by visiting www.cesonlineservices.com/has22_vm and following the instructions to complete your registration. In order to virtually attend the 2022 Annual Meeting, you must pre-register by no later than 9:00 a.m. Eastern Time on June 7, 2022.

According to the Company’s proxy statement, shareholders of record and/or their designated representatives will need their proxy card or other communications from the Company containing their control number and should follow the instructions thereon to complete their registration request.

According to the Company’s proxy statement, if you are the beneficial owner of shares (that is, your shares are held in “street name” through a bank, broker, or other nominee) as of the Record Date, you will need to have your voting instructions form or other communication containing your control number available and should follow the instructions thereon to complete your registration request.

According to the Company’s proxy statement, after registering, shareholders will receive a confirmation email with a link and instructions for accessing the virtual 2022 Annual Meeting. The Company’s proxy statement further provides that after you register, Corporate Election Services will send you a reminder email prior to the 2022 Annual Meeting with a link and instructions for entering the virtual 2022 Annual Meeting. This reminder email will contain contact information for technical support or any other questions on how to participate in the virtual 2022 Annual Meeting

Although the 2022 Annual Meeting webcast will begin at 9:00 a.m. Eastern Time on June 8, 2022, we encourage you to access the 2022 Annual Meeting site prior to the start time to allow ample time to log into the 2022 Annual Meeting webcast and test your computer system. Participants should ensure that they have a reliable Internet connection wherever they intend to participate in the 2022 Annual Meeting. According to the Company’s proxy statement, the 2022 Annual Meeting site will first be accessible to registered shareholders beginning at 8:30 a.m. Eastern Time on the day of the 2022 Annual Meeting.

According to the Company’s proxy statement, shareholders as of the close of business on the Record Date who register, attend and participate in the 2022 Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the 2022 Annual Meeting.

Whether or not you plan to attend the virtual 2022 Annual Meeting, we urge you to sign, date and return the enclosed GOLD proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the GOLD proxy card. Additional information and our proxy materials can also be found at www.FreeTheWizards.com. If you have any difficulty following the registration process or have any questions, please contact our solicitor, Okapi, at (877) 629-6356 (toll-free) or via email at info@okapipartners.com.

21

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person virtually or by proxy in order to legally conduct business at the meeting. For the 2022 Annual Meeting, the presence in person virtually or by proxy of a majority of the outstanding shares will constitute a quorum for the transaction of business.

Abstentions and withhold votes are counted as present at the 2022 Annual Meeting for purposes of determining whether there is a quorum at the 2022 Annual Meeting. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the 2022 Annual Meeting on any of the proposals.

If you are a shareholder of record, you must deliver your vote by mail, the Internet, by telephone or attend the 2022 Annual Meeting virtually in order to be counted in the determination of a quorum.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a plurality vote standard for contested director elections. The thirteen directors receiving the highest number of affirmative votes will be elected as directors of the Company. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees. If you abstain from voting on any of the nominees, your shares will be counted for purposes of determining whether there is a quorum, but will have no effect on the election of those nominees. Proxy cards specifying that votes should be withheld with respect to one (1) or more nominees will result in those nominees receiving fewer votes but will not count as votes against the nominees. Neither an abstention nor a broker non-vote will count as a vote cast for or against a director nominee. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Advisory Resolution to Approve Executive Compensation ─ According to the Company’s proxy statement, although the vote is non-binding, assuming that a quorum is present, the affirmative vote of a majority of the shares of Common Stock present (in person virtually or by proxy) and entitled to vote at the 2022 Annual Meeting on this shareholder advisory vote is required for approval of the resolution. According to the Company’s proxy statement, abstentions are the equivalent of a vote against the proposal. Broker non-votes will have no impact on the outcome of this proposal.

Ratification of Appointment of Accountants ─ According to the Company’s proxy statement, the affirmative vote of a majority of the shares of Common Stock present (in person virtually or by proxy) and entitled to vote at the 2022 Annual Meeting on the ratification of the selection of KPMG LLP is required for approval. According to the Company’s proxy statement, abstentions are the equivalent of a vote against the proposal. Broker non-votes will have no impact on the outcome of this proposal.

If you sign and submit your GOLD proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Alta Fox’s recommendations specified herein and in accordance with the discretion of the persons named on the GOLD proxy card with respect to any other matters that may be voted upon at the 2022 Annual Meeting.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the 2022 Annual Meeting and voting virtually (although attendance at the 2022 Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation to the Secretary of the Company by executing a later-dated proxy. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Alta Fox in care of Okapi at the address set forth on the back cover of this Proxy Statement or to the Company at 1027 Newport Avenue, Pawtucket, Rhode Island 02861 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Alta Fox in care of Okapi at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, Okapi may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

22

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Alta Fox. Proxies may be solicited by mail, facsimile, telephone, electronic mail, in person and by advertisements. Solicitations may also be made by certain of the respective directors, officers, members and employees of Alta Fox, none of whom will, except as described elsewhere in this Proxy Statement, receive additional compensation for such solicitation. The Nominees may make solicitations of proxies but, except as described herein, will not receive compensation for acting as director nominees.

We have retained Okapi for solicitation and advisory services in connection with solicitations relating to the 2022 Annual Meeting. Okapi will receive up to $250,000, applicable toward the final fee to be mutually agreed upon by Alta Fox and Okapi and reimbursement of reasonable out-of-pocket expenses for its services to Alta Fox in connection with the Solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of Common Stock held as of the Record Date for the 2022 Annual Meeting. Alta Fox will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, directors, officers, members and certain other employees of Alta Fox and its affiliates may solicit proxies as part of their duties in the normal course of their employment without any additional compensation. It is anticipated that Okapi will employ approximately 30 persons to solicit shareholders for the 2022 Annual Meeting.

Alta Fox will pay all costs of the Solicitation. Alta Fox Opportunities may seek reimbursement from the Company of all expenses Alta Fox incurs in connection with the Solicitation but does not intend to submit the question of such reimbursement to a vote of shareholders of the Company. The expenses incurred by Alta Fox to date in furtherance of, or in connection with, the Solicitation is approximately $1,300,000. Alta Fox anticipates that its total expenses will be approximately $1,800,000. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with this solicitation.

ADDITIONAL PARTICIPANT INFORMATION

The Participants in this proxy solicitation are Alta Fox Opportunities, a Delaware limited partnership, Alta Fox SPV 3, a Delaware limited partnership, Alta Fox SPV 3.1, a Delaware limited partnership, Alta Fox GP, a Delaware limited partnership, Alta Fox Equity, a Delaware limited liability company, Alta Fox Capital, a Texas limited liability company, Connor Haley, a United States Citizen, and the Nominees.

The principal business of each of Alta Fox Opportunities, Alta Fox SPV 3 and Alta Fox SPV 3.1 is investing in securities. Alta Fox Capital serves as the investment manager of each of Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1. The principal business of Alta Fox GP is serving as the general partner of funds managed by Alta Fox Capital, including each of Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1. The principal business of Alta Fox Equity is serving as the general partner of Alta Fox GP. The principal occupation of Mr. Haley is serving as the sole owner, member and manager of Alta Fox Capital and Alta Fox Equity.

The address of the principal office of each of the members of Alta Fox is 640 Taylor Street, Suite 2522, Fort Worth, Texas 76102.

23

As of the date hereof, Alta Fox Opportunities directly beneficially owned 612,614 shares of Common Stock. As of the date hereof, Alta Fox SPV 3 directly beneficially owned 2,250,638 shares of Common Stock. As of the date hereof, Alta Fox SPV 3.1 directly beneficially owned 748,881 shares of Common Stock. Alta Fox Capital, as the investment manager of each of Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1, may be deemed to beneficially own the 3,612,133 shares of Common Stock beneficially owned in the aggregate by Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1. Alta Fox GP, as the general partner of each of Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1, may be deemed to beneficially own the 3,612,133 shares of Common Stock beneficially owned in the aggregate by Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1. Alta Fox Equity, as the general partner of Alta Fox GP, may be deemed to beneficially own the 3,612,133 shares of Common Stock beneficially owned in the aggregate by Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1. Mr. Haley, as the sole owner, member and manager of each of Alta Fox Capital and Alta Fox Equity, may be deemed to beneficially own the 3,612,133 shares of Common Stock beneficially owned in the aggregate by Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1.

For information regarding purchases and sales of securities of the Company during the past two (2) years by the Participants, see Schedule I.

The shares of Common Stock owned directly by each of Alta Fox Opportunities, Alta Fox SPV 3, and Alta Fox SPV 3.1 were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten (10) years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the 2022 Annual Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten (10) years.

24

OTHER MATTERS AND ADDITIONAL INFORMATION

Alta Fox is unaware of any other matters to be considered at the 2022 Annual Meeting. However, should other matters, which Alta Fox is not aware of at a reasonable time before this solicitation, be brought before the 2022 Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, Okapi, at the address set forth on the back cover of this Proxy Statement, or call toll free at (877) 629-6356. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and telephone number.

The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to the knowledge of Alta Fox.

This Proxy Statement is dated April 26, 2022. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to shareholders shall not create any implication to the contrary.

SHAREHOLDER PROPOSALS

According to the Company’s proxy statement, any stockholder who wishes to submit a proposal for inclusion in the Company’s proxy materials for the 2023 Annual Meeting may do so by following the procedures set out in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, the proposal must be received by the Corporate Secretary at the Company’s principal executive offices at 1011 Newport Avenue, Pawtucket, Rhode Island 02861 not later than December 26, 2022.

According to the Company’s proxy statement, under the Bylaws, stockholders must follow certain procedures to nominate a person for election as a director or introduce an item of business at an annual meeting, even if that item will not be included in the Company’s proxy statement. To be properly brought before the 2023 Annual Meeting, the Corporate Secretary must receive any such nomination or proposal at the address provided above no earlier than February 8, 2023 and no later than March 10, 2023. As required by the Bylaws, a notice of a proposed nomination must include information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2023 Annual Meeting is based on information contained in the Company’s proxy statement. The incorporation of this information in this proxy statement should not be construed as an admission by Alta Fox that such procedures are legal, valid or binding.

25

This Proxy Statement is dated April 26, 2022. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to shareholders shall not create any implication to the contrary.

CERTAIN ADDITIONAL INFORMATION REGARDING THE COMPANY

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE 2022 ANNUAL MEETING BASED ON RELIANCE ON RULE 14A-5(C). THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE OF THE COMPANY’S DIRECTORS, RELATED PERSON TRANSACTIONS AND GENERAL INFORMATION CONCERNING THE COMPANY’S ADMINISTRATION AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE OWNERS, DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

________________

Your vote is important. No matter how many or how few shares you own, please vote to elect the Nominees by marking, signing, dating and mailing the enclosed GOLD proxy card promptly.

Dated: April 26, 2022

ALTA FOX OPPORTUNITIES FUND, LP

26

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY

DURING THE PAST TWO YEARS

Nature of Transaction	Amount of Securities Purchased/(Sold)	Date of Transaction

ALTA FOX OPPORTUNITIES FUND, LP

Purchase of Common Stock	100,000	11/05/2021
Purchase of Common Stock	56,865	11/08/2021
Purchase of Common Stock	17,593	11/09/2021
Purchase of Common Stock	14,040	11/10/2021
Purchase of Common Stock	25,542	11/10/2021
Purchase of Common Stock	11,360	11/11/2021
Purchase of Common Stock	54,596	11/12/2021
Purchase of Common Stock	20,404	11/15/2021
Purchase of Common Stock	111,326	11/17/2021
Purchase of Common Stock	38,674	11/18/2021
Purchase of Common Stock	30,000	11/30/2021
Purchase of Common Stock	32,214	12/03/2021
Short sale of December 17, 2021 Put Option (Strike Price $97.50)	(40,000)	12/03/2021
Short Sale of February 18, 2022 Put Option (Strike Price $105.00)	(100,000)	01/04/2022
Purchase of Common Stock	31,498	01/21/2022
Sale of Common Stock	(200,000)	01/21/2022
Purchase of April 14, 2022 Call Option (Strike Price $100.00)	500,000	01/21/2022
Purchase of Common Stock	129,609	01/24/2022
Purchase of Common Stock	38,893	01/25/2022
Acquisition of Common Stock[1]	200	02/17/2022
Acquisition of Common Stock[1]	99,800	02/18/2022
Sale of April 14, 2022 Call Option (Strike Price $100.00)	500	02/25/2022
Sale of April 14, 2022 Call Option (Strike Price $100.00)	500	02/25/2022
Sale of April 14, 2022 Call Option (Strike Price $100.00)	500	02/25/2022
Sale of April 14, 2022 Call Option (Strike Price $100.00)	500	02/28/2022
Sale of April 14, 2022 Call Option (Strike Price $100.00)	500	03/02/2022
Sale of April 14, 2022 Call Option (Strike Price $100.00)	500	03/02/2022
Sale of April 14, 2022 Call Option (Strike Price $100.00)	500	03/15/2022
Sale of April 14, 2022 Call Option (Strike Price $100.00)	500	03/16/2022

I-1

ALTA FOX SPV 3, LP

Purchase of Common Stock	42,500	12/08/2021
Purchase of Common Stock	65,773	12/09/2021
Purchase of Common Stock	53,227	12/10/2021
Purchase of Common Stock	49,942	12/13/2021
Purchase of Common Stock	18,258	12/14/2021
Purchase of Common Stock	23,800	12/15/2021
Purchase of Common Stock	16,500	12/17/2021
Purchase of Common Stock	5,172	12/20/2021
Purchase of Common Stock	1,715	12/31/2021
Purchase of Common Stock	17,117	01/03/2022
Purchase of Common Stock	19,168	01/04/2022
Purchase of Common Stock	2,400	01/06/2022
Purchase of Common Stock	25,000	01/19/2022
Purchase of Common Stock	35,000	01/26/2022
Purchase of Common Stock	26,100	02/01/2022
Purchase of Common Stock	17,540	02/02/2022
Purchase of Common Stock	19,287	02/03/2022
Purchase of Common Stock	178,596	02/04/2022
Purchase of Common Stock	194,943	02/07/2022
Purchase of Common Stock	107,800	02/08/2022
Sale of Common Stock	(500,000)	02/08/2022
Purchase of Common Stock	250,062	02/08/2022
Purchase of February 18, 2022 Call Option (Strike Price $60.00)	500,000	02/08/2022
Purchase of Common Stock	129,552	02/09/2022
Purchase of Common Stock	120,386	02/10/2022
Purchase of Common Stock	607,964	02/11/2022
Purchase of Common Stock	192,036	02/14/2022
Acquisition of Common Stock[2]	500,000	02/14/2022
Purchase of Common Stock	30,000	02/15/2022
Purchase of Common Stock	100	02/22/2022
Purchase of Common Stock	200	02/25/2022
Purchase of Common Stock	100	02/28/2022
Purchase of Common Stock	200	03/02/2022
Purchase of Common Stock	100	03/15/2022
Purchase of Common Stock	100	03/16/2022

I-2

ALTA FOX SPV 3.1, LP

Purchase of Common Stock	300,000	01/31/2022
Purchase of Common Stock	167,345	02/01/2022
Purchase of Common Stock	112,460	02/02/2022
Purchase of Common Stock	123,665	02/03/2022
Purchase of Common Stock	4,404	02/04/2022
Purchase of Common Stock	4,807	02/07/2022
Purchase of Common Stock	36,200	02/08/2022

MARCELO FISCHER

Purchase of Common Stock	500	01/26/2022
Purchase of Common Stock	112	01/27/2022
Purchase of Common Stock	525	02/03/2022
Purchase of Common Stock	300	02/03/2022
Purchase of Common Stock	150	02/03/2022
Purchase of Common Stock	495	02/04/2022
Purchase of Common Stock	700	02/07/2022
Purchase of Common Stock	195	02/08/2022
Purchase of Common Stock	1,665	02/08/2022
Purchase of Common Stock	354	02/17/2022
Purchase of Common Stock	395	02/17/2022
Purchase of Common Stock	397	02/17/2022

RANI HUBLOU

Purchase of Common Stock	100	03/02/2022

CAROLYN JOHNSON

Purchase of Common Stock	500	01/26/2022

_____________________________

1 Represents the acquisition of shares of Common Stock upon the assignment of certain put options.

2 Represents the acquisition of shares of Common Stock upon the exercise of certain call options.

I-3

SCHEDULE II

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS, DIRECTORS AND MANAGEMENT

The following table is reprinted from the Company’s proxy statement filed with the Securities and Exchange Commission on April 25, 2022.

Voting Securities and Principal Holders Thereof

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of April 21, 2022 (except as noted), with respect to the ownership of the Common Stock (the only class of outstanding equity securities of the Company) by certain persons known by the Company to be the beneficial owners of more than 5% of such stock. There were 139,442,407 shares of Common Stock outstanding on April 21, 2022.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group (“Vanguard”)(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	15,275,328	11.1%
BlackRock, Inc. (“BlackRock”)(2) 55 East 52nd Street New York, New York 10055	12,434,068	9.0%
Alan G. Hassenfeld(3) Hassenfeld Family Initiatives LLC 101 Dyer Street, Suite 401 Providence, Rhode Island 02903	7,598,726	5.5%
Capital Research Global Investors(4) 333 South Hope Street Los Angeles, CA 90071	7,595,766	5.5%

(1)	Includes 203,158 shares over which Vanguard shares voting power, 14,745,259 shares over which Vanguard has sole power to dispose or direct the disposition, and 530,069 shares over which Vanguard shares the power to dispose or direct the disposition. This information is based solely upon a review of the Schedule 13G reports or related amendments filed with the SEC with respect to holdings of the Company’s Common Stock as of December 31, 2021.
(2)	BlackRock has sole power to vote or to direct the vote of 11,074,365 shares and sole power to dispose or direct the disposition of all 12,434,068 shares. This information is based solely upon a review of the Schedule 13G reports or related amendments filed with the SEC with respect to holdings of the Company’s Common Stock as of December 31, 2021.
(3)	Includes 2,157,831 shares held as one of the trustees of trusts for the benefit of family members and/or Mr. Hassenfeld, 4,993,064 shares held as sole trustee of trusts for Mr. Hassenfeld’s benefit and 30,521 shares the receipt of which is deferred until Mr. Hassenfeld retires from the Board. Also includes 412,691 shares owned by The Hassenfeld Foundation, of which Mr. Hassenfeld is an officer and one of the directors. Mr. Hassenfeld disclaims beneficial ownership of all shares except to the extent of his proportionate pecuniary interest therein. This information is based upon information furnished by the shareholder or contained in filings made with the SEC.
II-1

(4)	This information is based solely upon a review of an amendment to its Schedule 13G filed with the SEC on April 8, 2022.

Security Ownership of Management

The following table sets forth information, as of April 21, 2022, with respect to the ownership of the Common Stock (the only class of outstanding equity securities of the Company) by each current director of the Company or nominee proposed by the Board for election to the Board, each Named Executive Officer and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

Name of Director, Nominee or Executive Officer(1)	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)
Kenneth A. Bronfin(2)	37,134	*
Michael R. Burns	13,898	*
Hope F. Cochran	10,755	*
Christian P. Cocks(3)	98,628	*
John A. Frascotti(4)	330,738	*
Lisa Gersh(5)	59,268	*
Brian D. Goldner(6)	2,232,701	1.6%
Elizabeth Hamren	289	*
Dolph Johnson(7)	140,766	*
Blake Jorgensen	289	*
Tracy A. Leinbach(8)	35,047	*
Edward M. Philip(9)	98,751	*
Laurel J. Richie(10)	2,740	*
Richard S. Stoddart(11)	52,908	*
Deborah M. Thomas(12)	247,695	*
Darren Throop(13)	223,060	*
Mary Beth West(14)	10,755	*
Linda Zecher Higgins(15)	22,334	*
All Current Directors and Executive Officers as a Group (includes 22 persons)(16)	1,304,029	*

*	Less than one percent.
(1)	Information in this table is based upon information furnished by each director and executive officer. There were 139,442,407 shares of Common Stock outstanding on April 21, 2022.
(2)	Comprised of 27,404 shares the receipt of which is deferred until Mr. Bronfin retires from the Board as well as 5,030 shares deemed to be held in Mr. Bronfin’s stock unit account under the Deferred Plan.
(3)	Includes currently exercisable options and options exercisable within sixty days of April 21, 2022 to purchase 30,904 shares.
(4)	Includes currently exercisable options and options exercisable within sixty days of April 21, 2022 to purchase an aggregate of 223,723 shares and 19,200 shares held jointly with his wife.
(5)	Includes 27,374 shares the receipt of which is deferred until Ms. Gersh retires from the Board and 29,477 shares deemed to be held in Ms. Gersh’s stock unit account under the Deferred Plan.
(6)	Represents all shares that are held directly by an estate in the name of Brian Goldner. Does not include 30,367 shares held by the Barbara S. Goldner Trust (Mr. Goldner’s wife’s trust), of which shares an estate in the name of Mr. Goldner disclaims beneficial ownership.
(7)	Includes currently exercisable options and options exercisable within sixty days of April 21, 2022 to purchase 88,658 shares.
II-2

(8)	Includes 10,369 shares the receipt of which is deferred until Ms. Leinbach retires from the Board.
(9)	Comprised of 42,648 shares the receipt of which is deferred until Mr. Philip retires from the Board and 56,103 shares deemed to be held in Mr. Philip’s stock unit account under the Deferred Plan.
(10)	Comprised of 2,740 shares the receipt of which is deferred until Ms. Richie retires from the Board.
(11)	Comprised of 15,298 shares the receipt of which is deferred until Mr. Stoddart retires from the Board, 11,390 shares deemed to be held in Mr. Stoddart’s stock unit account under the Deferred Plan and 26,220 restricted stock units.
(12)	Includes currently exercisable options and options exercisable within sixty days of April 21, 2022 to purchase 111,217 shares.
(13)	Includes currently exercisable options and options exercisable within sixty days of April 21, 2022 to purchase 79,385 shares.
(14)	Comprised of 5,895 shares the receipt of which is deferred until Ms. West retires from the Board and 4,860 shares deemed to be held in Ms. West’s stock unit account under the Deferred Plan.
(15)	Comprised of 12,822 shares the receipt of which is deferred until Ms. Higgins retires from the Board and 8,694 shares deemed to be held in Ms. Higgin’s stock unit account under the Deferred Plan.
(16)	Of these shares, all current directors and executive officers as a group have sole voting and dispositive power with respect to 1,304,029 shares. Includes 450,253 shares purchasable by directors and executive officers upon exercise of currently exercisable options or options exercisable within sixty days of April 21, 2022; 144,550 shares deemed to be held in director stock unit accounts under the Deferred Plan; 109,694 shares the receipt of which has been deferred by directors until they retire from the Board. Does not include any shares held by Mr. Frascotti or the Estate of Mr. Goldner.

II-3

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give Alta Fox your proxy “FOR” the election of the Nominees and in accordance with Alta Fox’s recommendations on the other proposals on the agenda for the 2022 Annual Meeting by taking these three steps:

•	SIGNING the enclosed GOLD proxy card;
•	DATING the enclosed GOLD proxy card; and
•	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

You may vote your shares virtually at the 2022 Annual Meeting, however, even if you plan to attend the 2022 Annual Meeting virtually, we recommend that you submit your GOLD proxy card by mail by the applicable deadline so that your vote will still be counted if you later decide not to attend the 2022 Annual Meeting. If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Alta Fox’s proxy materials, please contact Okapi at the phone numbers or email address listed below.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Shareholders may call toll-free: (877) 629-6356

Banks and brokers call: (212) 297-0720

E-mail: info@okapipartners.com

GOLD PROXY CARD

HASBRO, INC.

2022 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF ALTA FOX OPPORTUNITIES FUND, LP

THE BOARD OF DIRECTORS OF HASBRO, INC.
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Connor Haley and Mark Harnett, and each of them, attorneys and agents with full power of substitution to vote all shares of Common Stock, par value $0.50 per share (the “Common Stock”) of Hasbro, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2022 Annual Meeting of Shareholders of the Company scheduled to be held virtually online via a live webcast on June 8, 2022 at 9:00 a.m., Eastern Standard Time (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “2022 Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the 2022 Annual Meeting that are unknown to Alta Fox Opportunities Fund, LP (“Alta Fox Opportunities”), a reasonable time before this solicitation.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN PROPOSAL 1, “AGAINST” PROPOSAL 2, AND “FOR” PROPOSAL 3.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse and the completion of the 2022 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting

This Proxy Statement and our GOLD proxy card are available at

www.FreeTheWizards.com

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GOLD PROXY CARD

[X] Please mark vote as in this example

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN PROPOSAL 1, “AGAINST” PROPOSAL 2, AND “FOR” PROPOSAL 3. ALTA FOX OPPORTUNITIES STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR ALL NOMINEES” LISTED BELOW IN PROPOSAL 1 AND “AGAINST” PROPOSAL 2. ALTA FOX OPPORTUNITIES MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 3.

1.	Alta Fox Opportunities’ proposal to elect Marcelo Fischer, Rani Hublou and Carolyn Johnson (collectively, the “Nominees”) to the Board to serve until the 2023 Annual Meeting of Shareholders, and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.
		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	Marcelo Fischer Rani Hublou Carolyn Johnson	☐	☐	☐ ________________ ________________ ________________

Alta Fox Opportunities intends to use this proxy to vote (i) “FOR” Marcelo Fischer, Rani Hublou and Carolyn Johnson and (ii) “FOR” the candidates who have been nominated by the Company to serve as directors, other than Richard S. Stoddart, Edward M. Philip, and Lisa Gersh, for whom Alta Fox Opportunities is not seeking authority to vote for and will not exercise any such authority. The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement. There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if our nominees are elected.

NOTE: If you do not wish for your shares to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN BELOW” box and write the name(s) of the nominee(s) you do not support on the line(s) above. Your shares will be voted for the remaining nominee(s).

2.	The Company’s proposal to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.
☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	The Company’s proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year.
☐ FOR	☐ AGAINST	☐ ABSTAIN

GOLD PROXY CARD

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.